UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
March 2, 2015

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

          On March 2, 2015, Cash America International, Inc. (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) relating to its Annual Report on Form 10-K for the year ended December 31, 2014 (“Form 10-K”).  The Form 12b-25 states that the Company is unable to file its Form 10-K with the SEC by the March 2, 2015 due date because the Company's consolidated financial statements for the fiscal year ended December 31, 2014 have not been finalized.  The delay in completing the financial statements is attributable to the Company’s accounting treatment for the derecognition of goodwill in connection with the spin-off of its wholly-owned subsidiary, Enova International, Inc., on November 13, 2014 (the “Enova Spin-off”).  The Company has encountered conflicting guidance related to the treatment of approximately $45 million of goodwill in connection with the Enova Spin-off.  Due to the conflicting guidance, the Company is consulting with the Office of the Chief Accountant (the “OCA”) of the SEC.

The treatment of goodwill described above only affects the Company’s consolidated balance sheets and certain discussions related thereto. The Company expects to file its Form 10-K promptly after it receives a response from the OCA.  If the OCA agrees not to object to the accounting guidance that was used by the Company in its preliminary unaudited consolidated balance sheets for each quarter in 2014 and as of December 31, 2014 and December 31, 2013 that reflected the effect of the Enova Spin-off, which the Company previously furnished on a Form 8-K filed with the SEC on February 4, 2015 (collectively, the “Balance Sheets”), the Form 10-K that will be filed is not expected to include any change to the Company’s consolidated financial statements in connection with this issue.  If the OCA disagrees with the Company’s treatment of goodwill, the Company will apply an alternative accounting methodology being discussed and it will result in approximately a $45 million increase in both the amount of goodwill and total equity recognized by the Company in continuing operations on the Company’s Balance Sheets in connection with this issue, which will be reflected in the Form 10-K that will be filed.  If the Company were to make such a change, there would be no effect on the Company’s consolidated results of operations for any of the periods presented in the Company’s consolidated financial statements in connection with this issue.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements about the business, financial condition, operations and prospects of the Company.  The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers, including a new Chief Executive Officer upon the retirement of the Company’s current Chief Executive Officer; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; the effect of any current or future litigation proceedings, including a claim relating to the terms of the Company’s 5.75% senior notes, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations;

risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova International, Inc.; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission.  These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements.  The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date:	March 2, 2015	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel and
Secretary